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                                       EXHIBIT 11.1

                               RICHEY ELECTRONICS, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                  ($ AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)


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
                                                     Quarter Ended        Nine Months Ended
                                                 ---------------------  ---------------------
                                                 Sept. 27,   Sept. 29,  Sept. 27, Sept. 29,
                                                   1996        1995       1996      1995
                                                 ---------   --------   --------   --------
PRIMARY EARNINGS PER SHARE:
   Net income used to compute primary
       earnings per share                          $1,754      $1,070     $4,631     $2,659
                                                 =========   ========   ========   ========

   Weighted average number of shares used to
       compute primary earnings per share           9,063       9,054      9,059      7,688
                                                 =========   ========   ========   ========

   Primary earnings per share                      $ 0.19      $ 0.12     $ 0.51     $ 0.35
                                                 =========   ========   ========   ========


FULLY DILUTED EARNINGS PER SHARE:
   Net income                                      $1,754      $1,070     $4,631     $2,659

   Add:  Interest on convertible subordinated
       notes payable, net of taxes                    617           -      1,451          -
                                                 ---------   --------   --------   --------
   Net income used to compute fully diluted
       earnings per share                          $2,371      $1,070     $6,082     $2,659
                                                 =========   ========   ========   ========
   Weighted average number of shares
       outstanding                                  9,063       9,054      9,059      7,688

   Add: Weighted average shares of
       convertible subordinated notes payable
       assuming conversion                          3,947           -      3,094          -
                                                 ---------   --------   --------   --------
   Weighted average number of shares used to
       compute fully diluted earnings per share    13,010       9,054     12,153      7,688
                                                 =========   ========   ========   ========
    Fully diluted earnings per share                $0.18       $0.12      $0.50      $0.35
                                                 =========   ========   ========   ========


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